THIS OFFER EXPIRES AT 5:00 P.M. NEW YORK CITY TIME, ON SEPTEMBER 11, 2003*
                    LIBERTY ALL-STAR GROWTH FUND, INC.
                 TO SUBSCRIBE FOR SHARES OF COMMON STOCK
                           Subscription Certificate

     Liberty All-Star Growth Fund, Inc. (the "Fund") issued to its shareholders of record (the "Record Date Shareholders"), as of the close of business on August 11, 2003 (the "Record Date"), non-transferable rights ("Rights") on the basis of one Right for each whole share of common stock of the Fund ("Share") held on the Record Date, generally entitling the holders thereof to subscribe for new shares (the "Shares") at a rate of one new Share for each eight Rights held (the "Primary Subscription") with the right to subscribe for additional Shares not subscribed for by others in the Primary Subscription (the
"Over-Subscription  Privilege").  At its  discretion,  the Fund may increase the amount of Shares offered in an amount of up to 25% of the primary offering amount to cover over-subscription requests. The terms and conditions of the rights offer (the "Offer") are set forth in the Fund's Prospectus, dated August 12, 2003 (the "Prospectus"), which is incorporated into this Certificate by reference. The owner of this Subscription Certificate is entitled to the number of Rights and is entitled to subscribe for the number of Shares shown on this Subscription Certificate. Record Date Shareholders who have fully exercised their Rights pursuant to the Primary Subscription are entitled to subscribe for additional Shares pursuant to the Over-Subscription Privilege, subject to certain limitations and allotment, as described in the Prospectus. Capitalized terms not defined herein have the meanings attributed to them in the Prospectus. The Fund will not offer or sell in connection with the Offer any Shares which are not subscribed for pursuant to the Primary Subscription or the Over-Subscription Privilege.

                             SAMPLE   CALCULATION
             FOR  A  RECORD  DATE  SHAREHOLDER  WHO  OWNS  1000  SHARES
--------------------------------------------------------------------------------
                      PRIMARY  SUBSCRIPTION  ENTITLEMENT  (1-FOR-8)
No. of Shares owned on the Record Date 1000 x 1 = 1000 Rights (one Right for every Share held on the Record Date)
No. of Rights issued on the Record Date 1000 / 8 = 125 new Shares (if the Rights are fully exercised in the Primary Subscription)

--------------------------------------------------------------------------------
                    THE RIGHTS ARE NON-TRANSFERABLE

     The Rights are non-transferable and may not be transferred or sold. The Rights will not be admitted for trading on the New York Stock Exchange (the
"NYSE") or any other stock exchange. The shares provided to Record Date Shareholders who exercise their Rights will be listed for trading on the NYSE under the symbol "ASG".

                       ESTIMATED SUBSCRIPTION PRICE
The Estimated  Subscription  Price is $5.80 per Share.

                           FINAL SUBSCRIPTION PRICE
The Final Subscription Price per Share will be 95% of the lower of:(1) the last reported sale price of a Share on the NYSE on September 12, 2003 (the "Pricing Date"); or (2) the net asset value of a Share on the Pricing Date.

                        METHOD OF EXERCISE OF RIGHTS

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST EITHER (i) COMPLETE AND SIGN THIS SUBSCRIPTION CERTIFICATE ON THE BACK AND RETURN IT IN THE ENVELOPE PROVIDED TOGETHER WITH PAYMENT OF AN AMOUNT EQUAL TO THE ESTIMATED SUBSCRIPTION PRICE MULTIPLIED BY THE TOTAL NUMBER OF SHARES FOR WHICH YOU HAVE SUBSCRIBED (INCLUDING PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE), OR (ii) PRESENT A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY, TO THE SUBSCRIPTION AGENT, EQUISERVE TRUST COMPANY, N.A., IN EITHER CASE, BEFORE 5:00 P.M. NEW YORK CITY TIME, ON SEPTEMBER 11, 2003, OR SUCH LATER DATE AS MAY BE DETERMINED BY THE FUND ("EXPIRATION DATE").

     Full payment of the Estimated Subscription Price per Share for all Shares subscribed for pursuant to both the Primary Subscription and the
Over-Subscription Privilege must accompany this Subscription Certificate and must be made payable in United States dollars by money order or check drawn on a bank or branch located in the United States payable to Liberty All-Star Growth Fund, Inc. No third-party checks will be accepted. Because uncertified personal checks may take at least five business days to clear, we recommend you pay, or arrange for payment, by means of certified or cashier's check or money order. Alternatively, if a Notice of Guaranteed Delivery is used, a properly completed and executed Subscription Certificate, and full payment, as described in such Notice, must be received by the Subscription Agent no later than 5:00 P.M., New York City time, on the third business day after the Expiration Date, September 16, 2003, unless the Offer is extended by the Fund. For additional information, see the Prospectus.

     Certificates for the Shares acquired pursuant to both the Primary Subscription and the Over-Subscription Privilege will be mailed promptly after the expiration of the Offer and after full payment for the Shares subscribed for has been received and cleared. Because shareholders must only pay the Estimated Subscription Price per Share to exercise their Rights pursuant to this Offer, and the Final Subscription Price may be higher or lower than the Estimated Subscription Price (and because a shareholder may not receive all the Shares for which it subscribes pursuant to the Over-Subscription Privilege), shareholders may receive a refund or be required to pay an additional amount equal to: the difference between the Estimated Subscription Price and the Final Subscription Price, multiplied by the total number of Shares for which they have subscribed and been issued (including pursuant to the Over-Subscription Privilege). Any excess payment to be refunded by the Fund to a shareholder will be mailed by the Subscription Agent to such shareholder as promptly as practicable. No interest will be paid to shareholders on such amounts. Any additional amounts due from shareholders (in the event the Final Subscription Price exceeds the Estimated
Subscription Price) must be received within eight (8) business days after the Confirmation Date, September 22, 2003, unless the offer is extended by the Fund.

________________
* Unless extended by the Fund

                                   Control#

                                   Number of Rights Issued:

                                   Maximum Eligible Shares under Primary
                                   Subscription:

                                             (continued on back)

           PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

SECTION 1:  OFFERING INSTRUCTIONS (check the appropiate boxes)

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:

/ / I apply for ALL of my entitlement of new Shares
      pursuant to the Primary Subscription  __________________ X $5.80= $______
                                           (no. of new Shares)  (per share)*

/ / In addition, I apply for additional Shares pursuant to the
      Over-Subscription Privilege**        __________________ X $5.80= $______
                                           (no. of additional    (per share)*
                                              Shares)

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT:

/ / I apply for                            __________________ X $5.80= $______
                                            (no. of new Shares)  (per share)*

                      Amount of check or money order enclosed   $____________

IF YOU DO NOT WISH TO EXERCISE YOUR RIGHT TO SUBSCRIBE:
Please disregard this mailing.
-------------------------------------------------------------------------------

     SECTION 2: SUBSCRIPTION  AUTHORIZATION:

I acknowledge that I have received the Prospectus for this Offer and I hereby irrevocably subscribe for the number of Shares indicated above on the terms and conditions specified in the Prospectus relating to the Primary Subscription and the Over-Subscription Privilege. I understand and agree that I will be obligated to pay an additional amount to the Fund if the Subscription Price as determined on the Expiration Date is in excess of the $5.80 Estimated Subscription Price per Share.

     I hereby agree that if I fail to pay in full for the Shares for which I have subscribed, the Fund may exercise any of the remedies set forth in the Prospectus.

  Signature of Subscriber(s)
 ______________________________________________________________________________
(and address if different than that listed on this Subscription  Certificate***)
________________________________________________________________________________

________________________________________________________________________________

    Telephone number (including area code) _____________________________________

--------------------------------------------------------------------------------

     * $5.80 per share is an estimated price only. See "The Offer-Payment for Shares" on page 17 of the Prospectus for a discussion of the Estimated Subscription Price and the requirements for Payment for Shares. The Final Subscription Price will be determined on the Pricing Date and could be higher or lower depending on any changes in the net asset value and market price of the Shares. Please note that the Estimated Subscription Price used in this Subscription Certificate differs from the Estimated Purchase Price shown on the cover page of the Prospectus, which is presented for illustration purposes only.
    ** You can participate in the Over-Subscription Privilege only if you have subscribed for your full entitlement of new shares pursuant to the Primary Subscription.
*** If you wish to have your Shares and refund check (if any) delivered to an address other than that listed on this Subscription Certificate you must have your signature guaranteed. Appropriate signature guarantors include: banks and savings associations, credit unions, member firms of a national securities exchange, municipal securities dealers and government securities dealers. Please provide the delivery address above and note if it is a permanent change.

                  Please complete all applicable information and return to:
                                    EQUISERVE TRUST COMPANY, N.A.
-------------------- ---------------------------- -----------------------------
By First Class Mail            By Hand            By Express Mail or Overnight
                                                            Courier
-------------------- ---------------------------- ------------------------------
-------------------- ---------------------------- ------------------------------
EquiServe                   Securities Transfer &         EquiServe
Attn: Corporate Actions     Reporting Services, Inc.      Attn:Corporate Actions
P.O. Box 859208             100 Williams Street Galleria  161 Bay State Road
Braintree, MA 02185-9208    New York, NY 10038            Braintree, MA 02184
-------------------------  ------------------------------ ----------------------

     DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS
              SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

   Any questions regarding this Subscription Certificate and the Offer may be directed to the Information Agent, The Altman Group, Inc., toll free at
(800) 467-4954.